UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 18, 2013
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ALIGN TECHNOLOGY, INC.
_______________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)
(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On July 18, 2013, Align Technology, Inc. (“Align”) announced the appointment of David L. White as Align's Chief Financial Officer, effective immediately following the filing of Align's quarterly report on Form 10-Q for the third quarter ended June 30, 2013, which is expected to be on or about August 2, 2013.

Mr. White, age 58, has served as Chief Financial Officer of Enecsys, Ltd., a privately held supplier of solar micro inverters and monitoring systems, since June 2012. Prior to joining Enecsys, Mr. White was Executive Vice President and CFO at NVIDIA Corporation, a fabless semiconductor company, from February 2009 to June 2011. Mr. White previously served as executive vice president and CFO at SANMINA-SCI Corporation from 2004 to 2009. Prior to that, he also served as CFO at Asyst Technologies, Inc., CEO of Candescent Technologies, Inc. and Senior Vice President of Finance at Connor Peripherals. There are no family relationships between Mr. White and any of Align's directors or executive officers.

In connection with Mr. White's appointment, he received an offer letter (the “Offer Letter”) from Align stating the terms and conditions of his compensation and benefits. The following is a description of the material terms of the Offer Letter, which description is qualified by reference to a copy of the Offer Letter attached as Exhibit 10.1 to this Current Report on Form 8-K.

Base salary. Mr. White will receive an annual base salary of $400,000.

Annual Bonus Opportunity. Mr. White will be entitled to receive an annual bonus in accordance with Align's annual bonus program, with a target bonus of 60% of his base salary.

Long-Term Incentives. Upon the approval of Align's Compensation Committee of the Board of Directors, Mr. White will be granted an award of 73,650 restricted stock units (the “RSUs”). The RSUs will vest annually over a four year period, subject to Mr. White's continued service to Align at the time of vesting. If Align terminates Mr. White's employment at any time other than for cause or if Mr. White resigns for good reason, Mr. White would immediately vest in an additional number of shares under all outstanding RSUs as if he had performed an additional 12 months of service.

Other benefits.  Mr. White will also be eligible to participate in Align's standard employee benefits plans.   It is anticipated that Align and Mr. White will enter into Align's standard form of Executive Employment Agreement which contains additional severance and change of control benefits.

Attached hereto as Exhibit 10.1 is the Offer Letter with employment terms signed by Mr. White, which summarizes the terms of his employment with Align.  The press release announcing Mr. White's appointment is attached hereto as Exhibit 99.1.  Exhibit 10.1 and Exhibit 99.1 are incorporated herein by reference.
ITEM 8.01 Other Events

On July18, 2013, Align announced the appointment of John Graham as Vice President, Marketing and Chief Marketing Officer effective July 22, 2013. The press release announcing Mr. Graham's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between Align and Mr. White
99.1	Press Release announcing the appointment of Mr. White and Mr. Graham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.
July 18, 2013	By: /s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs, General Counsel and Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Offer Letter between Align and Mr. White
99.1	Press Release announcing the appointment of Mr. White and Mr. Graham